UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2026

OneMeta Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56565	20-5150818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South 400 East, Suite 200, Bountiful, UT	84010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-550-0122

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Definitive Material Agreement

On April 9, 2026, OneMeta Inc. (the “Company”) issued a warrant (the “Warrant”) to Avaya LLC (“Avaya”) to purchase up to 22,222,222 shares of common stock of the Company at an exercise price of $0.135 per share (the “Exercise Price”) at any time on and after April 9, 2026 until April 8, 2036. The Warrant is exercisable on a cash or cashless basis and the exercise price is subject to adjustment under certain circumstances.

In addition, the holder of the Warrant shall have observer rights with respect to meetings of the Company’s Board of Directors.

On April 9, 2026, the Company and Avaya entered into a registration rights agreement (the “RRA”) pursuant to which the Company granted demand and piggyback registration rights to Avaya with respect to the shares of common stock underlying the Warrant.

The foregoing descriptions of the Warrant and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of the Warrant and the Registration Rights Agreement copies of which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02	Unregistered Sale of Equity Securities

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of the Warrant is incorporated by reference herein in its entirety. The Company issued the Warrant in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act. of 1933, as amended and/or Rule 506 of Regulation D promulgated thereunder.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Warrant
10.1	Registration Rights Agreement between OneMeta Inc. and Avaya LLC dated April 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMETA INC.

Date: April 14, 2026	By:	/s/ Saul Leal
Saul Leal
CEO

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